SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 4, 2008 (September 3, 2008)

Calgon Carbon Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 717 Pittsburgh, Pennsylvania	15230-0717
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (412) 787-6700

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On September 3, 2008, Calgon Carbon Corporation (the “Company”) completed an exchange with a prior holder of the Company’s issued and outstanding 5.00% Convertible Senior Notes due 2036 (the “Notes”). The exchange was exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. In the exchange, the Company issued an aggregate of 1,372,549 newly issued shares of the Company’s common stock, par value $0.01, in exchange for $7,000,000 in aggregate principal amount of Notes previously held by the exchanging holder.

On September 4, 2008, the Company issued a press release announcing this completed exchange. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

The trustee with respect to the Notes has advised the Company that it has received notices of conversion relating to $11,000,000 in aggregate principal amount of Notes. The Company will settle these conversions in accordance with the settlement procedures set forth in the indenture governing the Notes, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 18, 2006. The Company also announced these conversions in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Press Release, dated September 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION

Dated: September 4, 2008	By:	/s/ Leroy M. Ball
Leroy M. Ball
Senior Vice President and Chief Financial Officer